EXHIBIT 99.1

Kaival Brands Reports Fiscal Fourth Quarter 2022
and Full-Year 2022 Financial Results

Kaival Looks Towards Fiscal 2023 Following Philip Morris International Distribution Agreement and Favorable Decision by Appellate Court Allowing for Renewed Non-Tobacco Flavored BIDIâ Sticks Sales Outlook in US

GRANT, Fla., January 30, 2023 /Globenewswire/ -- Kaival Brands Innovations Group, Inc. (NASDAQ: KAVL) (“Kaival Brands,” the “Company” or “we,” “our” or similar terms), the exclusive U.S. distributor of all products manufactured by Bidi Vapor, LLC (“Bidi Vapor”), including the BIDI® Stick electronic nicotine delivery system, which are intended for adults 21 and over, today announced its financial results for the fiscal 2022 fourth quarter and full year ended October 31, 2022.

Eric Mosser, President & Chief Operating Officer of Kaival Brands, stated “Fiscal 2022 was an exceptionally challenging year for us, primarily due to regulatory action by the FDA that was ultimately overturned in August. For a portion of fiscal 2022, we were prohibited from selling our flavored BIDI Sticks, and our 2022 revenues reflect the significant extended impact of this. The good news is that this impediment is behind us. Moreover, despite the challenges, we accomplished several important milestones during the year which we believe has laid the foundation for renewed growth and progress in 2023, including expanding existing sales channel relationships and initiating significant new ones. We expect and hope that the FDA will continue to pull bad actors from the marketplace, paving the way for companies like ours to provide our products to adult smokers deserving of premium e-cigarette product and experience.”

Fourth Quarter and Full-Year 2022 Highlights

●	On or about May 13, 2022, the U.S. Food and Drug Administration (“FDA”) placed the tobacco-flavored Classic BIDI® Stick into the final Phase III scientific review.

●	In June, the Company’s wholly owned subsidiary, Kaival Brands International, LLC (“KBI”), entered into an international licensing agreement with Philip Morris Products S.A. (“PMPSA”), a wholly owned affiliate of Philip Morris International Inc., for the development and distribution of electronic nicotine delivery system (“ENDS”) products in markets outside the U.S., subject to market (or regulatory) assessment.

●	In July, the Company announced the launch of PMPSA’s custom-branded self-contained e-vapor product, VEEBA, being sold in Canada, with royalties due to KBI pursuant to the international licensing agreement.

●	In August, the U.S. Court of Appeals for the Eleventh (11th) Circuit ruled in favor of Bidi Vapor in its appeal of the FDA’s Marketing Denial Order (“MDO”) issued to the non-tobacco flavored BIDI® Sticks. The court set aside or vacated the MDO and remanded the PMTAs back to FDA for further review.

●	In December, KMS, Kaival’s marketing & sales vendor, hired Dean Simmons, a former Vice President of Sales of Swisher International, in preparation for an expected resurgence of revenue growth following a pivotal legal victory for Bidi Vapor this past summer.

Summary of Fourth Quarter and Full Year Fiscal Results

Revenues: Revenues for the fourth fiscal quarter ended October 31, 2022 were approximately $3.0 million, compared to approximately $0.1 million for the prior fourth fiscal quarter. Revenues for the full fiscal year ended October 31, 2022 were approximately $12.8 million, compared to approximately $58.8 million for fiscal year 2021. Revenues decreased in fiscal year 2022, primarily in the first two fiscal quarters, due to Bidi Vapor’s receipt of the MDO, our resulting inability to sell our products and also generally due to increased competition, which we believe was the result of the lack of enforcement by federal and state authorities against sub-par and low-priced vaping products, including illegal synthetic nicotine disposable ENDS, that continued to enter the market illegally without FDA authorization.

Following the 11th Circuit Court decision vacating the FDA’s MDO in August, we began to aggressively reignite sales efforts and expect an upturn in sales of all BIDI® Sticks, anticipated to begin to show results in the second quarter of fiscal year 2023 (which sales remain subject to FDA’s enforcement discretion). We also anticipate that if the FDA begins enforcement against illegally marketed or synthetic-nicotine vaping products, there may be an increased demand for compliant and legal vaping products, such as the BIDI® Stick.

Cost of Revenue, Net, and Gross Profit (Loss): Gross profit for the fourth fiscal quarter ended October 31, 2022 was approximately $1.1 million, compared to approximately $(1.0) million gross loss for the prior fourth fiscal quarter. Gross profit for the full fiscal year ended October 31, 2022 was approximately $1.2 million, compared to approximately $11.9 million for fiscal year 2021. Total cost of revenue for the fourth fiscal quarter ended October 31, 2022 was approximately $1.9 million, compared to approximately $0.9 million for the prior fourth fiscal quarter, and approximately $11.5 million for fiscal year 2022, compared to approximately $46.8 million for fiscal year 2021. The decrease in gross profit volume is primarily driven by the downturn in sales of our products, beginning in the third quarter and continuing through the end of fiscal year 2022, which was primarily the result of the negative impact the MDO and the overall impact the regulatory landscape had on our business. Additionally, the cost of the discounts, coupons and promotions programs, that we implemented in the third quarter of fiscal year 2021 to assist in growing and retaining the customer base and store shelf space, contributed a lower gross profit margin per unit of products sales for that period of time, as these discounts, coupons and promotions decreased our revenues.

Operating Expenses: Total operating expenses for the fourth fiscal quarter ended October 31, 2022 were approximately $3.8 million, compared to approximately $4.3 million for the prior fourth fiscal quarter, and were approximately $15.6 million for fiscal year 2022, compared to approximately $22.4 million for fiscal year 2021. For the fiscal year 2022, operating expenses consisted primarily of advertising and promotion fees of approximately $2.7 million, stock option compensation expense of approximately $6.0 million, professional fees of approximately $3.2 million, salaries and wages of $1.7 million, and all other general and administrative expenses of approximately $2.0 million. In fiscal year 2021, operating expenses consisted of advertising and promotional expenses of approximately $3.2 million, which included commissions paid to our third-party marketing consultant QuikfillRx, and general and administrative expenses of approximately $10.2 million. We expect future operating expenses to increase while we generate increased sales growth and invest in our infrastructure to support the planned revenue and business growth.

Net Loss: Net loss for the fourth fiscal quarter ended October 31, 2022 was approximately $(2.7) million, compared to approximately $(1.6) million for the prior fourth fiscal quarter, and approximately $(14.4) million for the full fiscal year 2022, or $(0.36) basic and diluted net loss per share, compared to a net loss of approximately $(9.0) million, or $(0.38) basic and diluted net loss per share, for fiscal year 2021. The increase in net loss for the fiscal year 2022, as compared to net loss in fiscal year 2021, is attributable to the revenue and expense factors noted above.

Cash Position: We consider all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. There were no cash equivalents on October 31, 2022, or October 31, 2021. Cash and restricted cash on October 31, 2022, and October 31, 2021, were $3.7 million and $7.8 million, respectively.

Restricted cash consists of cash held short-term in escrow as required. As of October 31, 2022, and October 31, 2021, we had $0 and $65,007 in restricted cash, respectively, for amounts held in escrow.

Additional information regarding the Company’s results of operations for the fiscal year ended October 31, 2022 will be available in the Company’s Annual Report on Form 10-K for such reporting period, which report will be filed with the Securities and Exchange Commission. Readers are encouraged to review such Annual Report in its entirety, including the risk factors related to the Company’s business described therein.

ABOUT BIDI VAPOR

Based in Melbourne, Florida, Bidi Vapor maintains a commitment to responsible, adult-focused marketing, supporting age-verification standards and sustainability through its BIDI® Cares recycling program. Bidi Vapor’s premier device, the BIDI® Stick, is a premium product made with high-quality components, a UL-certified battery and technology designed to deliver a consistent vaping experience for adult smokers 21 and over. Bidi Vapor is also adamant about strict compliance with all federal, state and local guidelines and regulations. At Bidi Vapor, innovation is key to its mission, with the BIDI® Stick promoting environmental sustainability, while providing a unique vaping experience to adult smokers.

Nirajkumar Patel, the Company’s Chief Science and Regulatory Officer and director, owns and controls Bidi Vapor. As a result, Bidi Vapor is considered a related party of the Company.

For more information, visit www.bidivapor.com.

ABOUT KAIVAL BRANDS

Based in Grant, Florida, Kaival Brands is a company focused on incubating innovative and profitable products into mature and dominant brands, with a current focus on the distribution of electronic nicotine delivery systems (ENDS) also known as “e-cigarettes”. Our business plan is to seek to diversify into distributing other nicotine and non-nicotine delivery system products (including those related to hemp-derived cannabidiol (known as CBD) products. Kaival Brands and Philip Morris Products S.A. (via sublicense from Kaival Brands) are the exclusive global distributors of all products manufactured by Bidi Vapor.

Learn more about Kaival Brands at https://ir.kaivalbrands.com/overview/default.aspx.

Cautionary Note Regarding Forward-Looking Statements

This press release and the statements of the Company’s management and partners included herein and related to the subject matter herein includes statements that constitute “forward-looking statements” (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended), which are statements other than historical facts. You can identify forward-looking statements by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “position,” “should,” “strategy,” “target,” “will,” and similar words. All forward-looking statements speak only as of the date of this press release. Although we believe that the plans, intentions, and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions, or expectations will be achieved. Therefore, actual outcomes and results (including, without limitation, the results of the Company sales and marketing efforts and the impact of the August 2022 11th Circuit Court of Appeals decision as described herein) could materially and adversely differ from what is expressed, implied, or forecasted in such statements. Our business may be influenced by many factors that are difficult to predict, involve uncertainties that may materially affect results, and are often beyond our control. Factors that could cause or contribute to such differences include, but are not limited to: (i) future actions by the FDA in response to the 11th Circuit Court’s decision that could impact our business and prospects, (ii) the outcome of FDA’s scientific review of Bidi Vapor’s pending PMTAs, (iii) the success of our agreement with Philip Morris International, (iv) how quickly domestic and international markets adopt our products, (v) the scope of future FDA enforcement of regulations in the ENDS industry, (vi) the FDA’s approach to the regulation of synthetic nicotine and its impact on our business, (vii) potential federal and state flavor bans and other restrictions on ENDS products, (viii) the duration and scope of the COVID-19 pandemic and impact on the demand for the products we distribute, (ix) general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth, (x) the effects of steps that we could take to reduce operating costs, (xi) our inability to generate and sustain profitable sales growth, including sales growth in the international markets, (xii) circumstances or developments that may make us unable to implement or realize anticipated benefits, or that may increase the costs, of our current and planned business initiatives, (xiii) significant changes in our relationships with our distributors or sub-distributors and (xiv) other factors detailed by us in our public filings with the Securities and Exchange Commission, including the disclosures under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended October 31, 2022, filed with the Securities and Exchange Commission on January 27, 2023 and accessible at www.sec.gov. All forward-looking statements included in this press release are expressly qualified in their entirety by such cautionary statements. Except as required under the federal securities laws and the Securities and Exchange Commission’s rules and regulations, we do not have any intention or obligation to update any forward-looking statements publicly, whether as a result of new information, future events, or otherwise.

Investor Relations:

Stephen Sheriff, Director of Communications and Administration
Ir.kaivalbrands.com
investors@kaivalbrands.com

-- Tables Follow –

Kaival Brands Innovations Group, Inc.

Consolidated Balance Sheets

	October 31, 2022	October 31, 2021
ASSETS
CURRENT ASSETS:
Cash	$3,685,893	$7,760,228
Restricted cash	—	65,007
Accounts receivable	574,606	1,985,186
Other receivable – related parties – short term	1,539,486	—
Inventory deposit – related party	—	2,925,000
Inventories	1,239,725	15,326,370
Prepaid expenses	426,407	319,531
Income tax receivable	1,607,302	1,753,594

Total current assets	9,073,419	30,134,916

Other receivable – related party – net of current portion	2,164,646	—
Right of use asset- operating lease	1,198,969	55,604

TOTAL ASSETS	$12,437,034	$30,190,520

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$40,023	$242,829
Accounts payable- related party	—	12,667,769
Accrued expenses	1,099,157	579,604
Customer deposits	44,973	—
Deferred revenue	235,274	—
Operating lease obligation, short term	166,051	13,020
Customer refund due	—	316,800
Total current liabilities	1,585,478	13,820,022

LONG TERM LIABILITIES
Operating lease obligation, net of current portion	1,050,776	46,185

TOTAL LIABILITIES	$2,636,254	$13,866,207

STOCKHOLDERS’ EQUITY:

Preferred stock 5,000,000 shares authorized; Series A Convertible Preferred stock ($0.001 par value, 3,000,000 shares authorized, 0 and 3,000,000 shares issued and outstanding as of October 31, 2022, and October 31, 2021, respectively)	—	3,000

Common stock ($0.001 par value, 1,000,000,000 shares authorized, 56,169,090 and 30,195,312 issued and outstanding as of October 31, 2022, and October 31, 2021, respectively)	56,169	30,195

Additional paid-in capital	29,375,787	21,551,959

Accumulated deficit	(19,631,176)	(5,260,841)
Total Stockholders’ Equity	9,800,780	16,324,313
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$12,437,034	$30,190,520

 The accompanying notes are an integral part of these consolidated financial statements.

Kaival Brands Innovations Group, Inc.

Consolidated Statements of Operations

	For the Years Ended October 31,
	2022	2021
Revenues
Revenues, net	$12,701,539	$59,378,208
Revenues – related parties	68,139	154,560
Royalty revenue	117,292	—
Excise tax on products	(125,513)	(756,338)
Total revenues, net	12,761,457	58,776,430

Cost of revenue
Cost of revenue – related party	11,345,912	46,528,501
Cost of revenue – other	174,520	314,049
Total cost of revenue	11,520,432	46,842,550

Gross profit	1,241,025	11,933,880

Operating expenses
Advertising and promotions	2,679,308	3,195,883
General and administrative expenses	12,950,373	19,207,028
Total operating expenses	15,629,681	22,402,911

Other income
Interest income	4	395
Total other income	4	395

Loss before income taxes	(14,388,652)	(10,468,636)

Provision (benefit) for income taxes	(18,317)	(1,435,198)

Net loss	$(14,370,335)	$(9,033,438)

Net loss per common share – basic and diluted	$(0.36)	$(0.38)

Weighted average number of common shares outstanding – basic and diluted	39,710,389	24,000,246

The accompanying notes are an integral part of these consolidated financial statements.

Kaival Brands Innovations Group, Inc.
Consolidated Statements of Changes in Stockholders’ Equity
For the years ended October 31, 2022 and 2021

	Convertible Preferred Shares	Par Value Convertible Preferred Shares	Common Shares	Par Value Common Shares	Additional Paid-in Capital	Accumulated Deficit	Total
	(Series A)	(Series A)

Balances, October 31, 2020	3,000,000	$3,000	23,106,886	$23,107	$618,904	$3,772,597	$4,417,608

Stock issued for services – RSUs	—	—	221,666	221	505,100	—	505,321
Common stock settled and canceled	—	—	(92,871)	(93)	(254,017)	—	(254,110)
Common stock issued for compensation	—	—	674,803	675	8,943,425	—	8,944,100
Stock option expense	—	—	—	—	1,773,947	—	1,773,947
Common stock issued for cash, net of financing cost	—	—	5,405,000	5,405	8,300,367	—	8,305,772
Common stock issued for warrant exercise	—	—	879,828	880	1,664,233	—	1,665,113
Net loss	—	—	—	—	—	(9,033,438)	(9,033,438)
Balances, October 31, 2021	3,000,000	$3,000	30,195,312	$30,195	$21,551,959	$(5,260,841)	$16,324,313

Stock issued for services – RSUs	—	—	123,256	123	172,256	—	172,379
Common shares settled and cancelled	—	—	(44,720)	(45)	(59,817)	—	(59,862)
Common stock issued for compensation	—	—	39,637	40	65,283	—	65,323
Exercise of common stock warrants	—	—	855,605	856	1,624,794	—	1,625,650
Converted Series A Convertible Preferred Stock	(3,000,000)	(3,000)	25,000,000	25,000	(22,000)	—	—
Stock option expense	—	—	—	—	6,043,312	—	6,043,312
Net loss	—	—	—	—	—	(14,370,335)	(14,370,335)
Balances, October 31, 2022	—	$—	56,169,090	$56,169	$29,375,787	$(19,631,176)	$9,800,780

The accompanying notes are an integral part of these consolidated financial statements.

Kaival Brands Innovations Group, Inc.

Consolidated Statements of Cash Flows

	For the Year Ended	For the Year Ended
	October 31, 2022	October 31, 2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(14,370,335)	$(9,033,438)

Adjustments to reconcile net loss to net cash provided by operating activities:
Stock based compensation	237,702	9,449,421
Stock options expense	6,043,312	1,773,947
ROU operating lease expense	132,890	14,529
Write off of inventory	259,563	—

Changes in current assets and liabilities:

Accounts receivable	1,410,580	(583,624)
Other receivable – related party	(3,704,132)	15,360
Prepaid expenses	(106,876)	(319,531)
Inventory	13,827,082	(15,319,987)
Inventory deposit – related party	2,925,000	(2,925,000)
Income tax receivable	146,292	(1,753,594)
Accounts payable	(202,806)	242,829
Accounts payable – related party	(12,667,769)	11,258,208
Accrued expenses	519,553	(482,501)
Deferred revenue	235,274	(623,096)
Income tax accrual	—	(1,331,856)
Customer deposits	44,973	—
Customer refund due	(316,800)	316,800
Payments on operating lease liability	(118,633)	(11,708)
Net cash used in operating activities	(5,705,130)	(9,313,241)

CASH FLOWS FROM FINANCING ACTIVITIES
Common stock issued for cash, net of financing cost	—	8,305,772
Proceeds from the exercise of warrants	1,625,650	1,665,113
Settled RSU shares with cash	(59,862)	(254,110)
Net cash provided by financing activities	1,565,788	9,716,775

Net change in cash and restricted cash	$(4,139,342)	$403,534
Beginning cash and restricted cash balance	7,825,235	7,421,701
Ending cash and restricted cash balance	$3,685,893	$7,825,235

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid	$—	$—
Income taxes paid	$—	$1,637,102

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Conversion of Series A Preferred Stock Shares to Common Stock Shares	$25,000	$—
ROU asset and operating lease obligation recognized under Topic 842	$1,276,255	$—

The accompanying notes are an integral part of these consolidated financial statements.